UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2017

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Results of Operations and Financial Condition.

On November 27, 2017, CHF Solutions, Inc. (the “Company”) issued a press release announcing the closing of its underwritten public offering (the “Offering”) of (i) 18,000 Shares of Series F Convertible Preferred Stock, convertible into approximately 4 million shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), (ii) Series 1 Common Stock Purchase Warrants, which expire on the first anniversary of their issuance, to purchase approximately 4 million shares of Common Stock, and (iii) Series 2 Common Stock Purchase Warrants, which expire on the seventh anniversary of their issuance, to purchase approximately 4 million shares of Common Stock. The Company received gross proceeds of $18 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

 A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Pursuant to the closing of the Offering, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with American Stock Transfer & Trust Company, LLC (“AST”) on November 27, 2017, pursuant to which AST will serve as the Company’s Warrant Agent for the Offering. The Warrant Agency Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Further information on the terms of the Offering can be found on the Company’s Registration Statement on Form S-1 (File No. 333-221010), which was declared effective by the United States Securities and Exchange Commission  on November 21, 2017 and an additional registration statement filed pursuant to Rule 462(b), which became effective when filed.

 Prior to the closing of the Offering, certain purchasers elected to convert the Series F Convertible Preferred Stock into shares of Common Stock. Following the completion of the Offering, as of November 27, 2017, the Company had outstanding 1,798,994 shares of Common Stock and 12,739 shares of Series F Convertible Preferred Stock, and the Company has received notices to convert an additional 1,861 shares of Series F Convertible Preferred Stock (convertible into an additional 415,020 shares of Common Stock), which are pending with the Company’s transfer agent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Warrant Agency Agreement, by and between CHF Solutions, Inc. and American Stock Transfer & Trust Company, LLC dated November 27, 2017
99.1	Press Release dated November 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2017	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer